Exhibit 10.07D

FOURTH
EXTENSION AND MODIFICATION
OF
EMPLOYMENT AGREEMENT

THIS FOURTH EXTENSION AND MODIFICATION OF EMPLOYMENT AGREEMENT (the “Extension”) is entered into as of March 14, 2005 by and between California Coastal Communities, Inc., a Delaware corporation (“Employer”), and SANDRA G. SCIUTTO (“Executive”).

W I T N E S S E T H:

WHEREAS, Executive and Employer have entered into an Employment Agreement dated as of May 1, 1998, an Extension and Modification of Employment Agreement dated December 7, 1999, a Second Extension and Modification of Employment Agreement dated April 30, 2001, and a Third Extension and Modification of Employment Agreement dated March 17, 2003 (collectively, the “Employment Agreement”), through which Executive has provided various executive capacities to Employer and Employer has obtained various executive services by Executive; and

WHEREAS, Employer desires to obtain the benefit of continued service from Executive by extending the Employment Agreement, and Executive desires to render continued services to Employer by extending the Employment Agreement pursuant to the terms and conditions of this Extension;

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants herein contained, the parties agree as follows:

SECTION 1.           CONTINUING EFFECTIVENESS OF EMPLOYMENT AGREEMENT.  Except to the extent of any modification made pursuant to the terms of this Extension, the Employment Agreement shall continue to remain in full force and effect following the date hereof.

SECTION 2.           EXTENSION OF TERM.  Employer and Executive hereby agree to extend the term of the Employment Agreement until April 30, 2007.

SECTION 3.           BASE SALARY.  Effective January 1, 2005 and until the expiration of the term set forth in Section 2 above, Employer agrees to pay Executive a base salary of at least One Hundred and Eighty-Five Thousand Dollars ($185,000) per year in semi-monthly installments on the same dates the other senior officers of Employer are paid.

SECTION 4.           BONUS.  From the date hereof and until the expiration of the term set forth in Section 2 above, Employer agrees to provide Executive with the opportunity to earn an annual incentive bonus of Ninety Thousand Dollars ($90,000) based upon achieving performance targets which will be mutually agreed upon.

IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

“EMPLOYER”

CALIFORNIA COASTAL COMMUNITIES, INC.

By	/s/ RAYMOND J. PACINI
Raymond J. Pacini
Chief Executive Officer

“EXECUTIVE”

/s/ SANDRA G. SCIUTTO
Sandra G. Sciutto